First China Pharma Provides Update Regarding Capital Raise

KUNMING, CHINA--(Marketwire - 04/05/11) - First China Pharmaceutical Group, Inc. (OTC.BB: FCPG) (“First China” or the “Company”) is pleased to announce that the recently announced capital financing activities has resulted in over $4.1 million of new capital to-date for the company from accredited investors.

The increased raise to a total of US$4.175 million includes the participation of placement agent, Middlebury Securities LLC. The private placement financing also includes an initial raise of US$500,000 followed by the previously announced approximately US$3 million capital raise led by placement agent, Sandgrain Securities, Inc. and their banker, Mark I. Lev of Wellfleet Partners, Inc.

The use of these proceeds is aimed at First China’s ongoing and aggressive acquisition program designed to increase overall revenues and corporate reach throughout new territories across China. Talks with Guangdong-based pharmaceutical distributor Shenzhen Ming He Tang are ongoing and the Company is optimistic that an agreement will offer a significant boost in earnings and market position.

This capital infusion will also address a number of areas including a much needed finance department expansion as well as increasing the pace and scope of sales and marketing operations. Of significant importance, the Company has targeted a five-fold increase in the numbers of products available for sale. With 20,000 new items planned for addition to its current list of 5,000 top selling drug and healthcare product lines, Company management believes the incremental increase alone will provide for a noticeable revenue boost.

Recent 2011 projections showing 24% growth in the pharmaceutical markets in China are extremely heartening and with added economic impetus from foreign investment in healthcare yet to impact the sector, many industry pundits are beginning to speculate that this may portent the start of a multi-year surge.

These factors paint a very encouraging picture for the national healthcare sphere in China and for the Company in particular. When combined with the 17 new hospital drug distribution agreements inked over the past 6 months, alongside pending acquisitions designed to extend the Company’s product lines even further, First China believes it has an extraordinary convergence of opportunities to increase market reach, penetration, revenues, and shareholder value in 2011.

Details of the company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database.

The statements in this press release do not constitute an offer to sell or the solicitation of an offer to buy securities of First China Pharmaceutical Group, Inc.

About Sandgrain Securities Inc.

Sandgrain Securities Inc. provides securities brokerage, research, and investment services. The firm offers brokerage checking, dividend reinvestment, performance measurement, private placements, and financial planning services. Sandgrain Securities was founded in 1992 and is based in Garden City, New York. For more information, please go to www.sandgrain.com.

About Middlebury Securities LLC (Middlebury Group)

Middlebury Securities LLC is a leading private investment firm that provides a competitive advantage through its team of investment and operations professionals. Middlebury measures its success by the success of its companies and its partnerships. Middlebury has two areas of primary focus: 1) Emerging companies requiring financing and 2) Emerging fund managers requiring advice and capital raising. The Middlebury Group has locations in New York, New Jersey, Connecticut, Vermont and London. For more information, please go to www.middleburygroup.com.

About First China Pharmaceutical Group, Inc. (OTC.BB: FCPG)

First China Pharmaceutical Group, Inc. engages in the drug logistics and distribution business through drug stores, medical clinics, and hospitals in the People’s Republic of China. It also involves in the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs, and biological preparations. The company distributes approximately 5,000 drugs, including 1,000 over-the-counter drugs, 1,000 prescription drugs, 2,000 prepared Chinese medicines, and 1,000 supplements. First China Pharmaceutical Group distributes its products through the Internet; sub-distributors; and hospitals, clinics, pharmacies, and other medical institutions, as well as through its drug stores. The company was formerly known as E-Dispatch Inc. and changed its name to First China Pharmaceutical Group, Inc. in May 2010. First China Pharmaceutical Group, Inc. was founded in 2002 and is headquartered in Kunming City, the People’s Republic of China. For more information visit: www.firstchinapharma.com

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com